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Exhibit 10.5
Research and Development Agreement
This Research and Development Agreement (this “Agreement”), effective as of September 13, 2006 (the “Effective Date”), is entered into by and between TopSpin Medical Inc. a Delaware corporation (“TopSpin”) for itself and/or at TopSpin’s election, TopSpin Medical (Israel) Ltd., a wholly owned subsidiary of TopSpin, an Israeli corporation of 2 Yodfat St. Global Park, Lod (“TopSpin Israel”) and/or TopSpin Urology Ltd. a wholly owned subsidiary of TopSpin, an Israeli corporation of 2 Yodfat St. Global Park, Lod (“TopSpin Urology”) (TopSpin and/or TopSpin Israel and/or TopSpin Urology shall be referred to herein as the “Company”), Technion Research & Development Foundation Ltd., an Israeli corporation of the Technion City, Haifa 32000 (“TRDF”) and Dr. Aharon Blank I.D. No.029099330 of Naaman 24, Kefar Veradim (“Investigator”).

WHEREAS,	the Investigator is currently engaged by TopSpin Israel and was previously engaged by the TopSpin Israel as a full time and later a part time employee, and during his employment with TopSpin Israel developed for the Company certain Intellectual Property (as defined) fully owned by the Company; and

WHEREAS,	the Investigator is engaged at the Department of Chemistry of the Technion — Israel Institute of Technology (the “Technion”); and

WHEREAS,	TRDF is fully owned subsidiary of the Technion, and is authorized to provide research and development services through the personnel of the Technion; and

WHEREAS,	the Investigator has the scientific skills and know-how in the field of MRI physics which part of it was developed during his employment in the Technion and therefore owned by TRDF (the “Technion Existing IP”); and

WHEREAS,	the Company is interested in performing research, development and design work of a prototype of a system for MR imaging of the prostate, which is intended for prostate cancer diagnosis, or of other medical applications of the MR imaging, including in other parts of the human body (the “Research Objective”); and

WHEREAS,	TRDF is willing to perform the said research and it has agreed to perform the Research (as defined hereunder) all subject to the terms and conditions of this Agreement; and

WHEREAS	The Company wishes TRDF, through the Investigator, to perform the Research for it in accordance with the Research Protocol (as defined hereunder) and the budget that is attached to this Agreement as Exhibit A (hereinafter the “Research Budget”), for the Research Objective, all subject to the terms and conditions of this Agreement; and

WHEREAS,	the Investigator has accepted to perform the Research on behalf of TRDF.
NOW, THEREFORE, the parties hereby agree as follows:

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1.	Interpretation

The preamble of this Agreement consists an integral part hereof. The headings of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

2.	The Services
2.1.	The Company appoints TRDF and the Investigator, and each of TRDF and the Investigator undertakes, to perform for the Company the research detailed in the research protocol attached in Exhibit A hereto (the “Research” and the “Protocol”, respectively).

2.2.	Subject to timely payment of any payment specified in the Research Budget and the performance of all the Company’s obligations pursuant to this Agreement, implementation of the Research will commence on September 13, 2006, and will end at the latest on September 12, 2007, as stated in this Agreement (hereinafter: the “Research Period”).

2.3.	The Research shall be conducted by the Investigator and his research team at the Investigator’s laboratory at the Department of Chemistry of the Technion.

2.4.	TRDF and the Investigator shall obtain or procure all the necessary approvals and consents required in order to perform the Research. In addition, at all times TRDF and the Investigator shall comply with any applicable laws, the provisions of the Protocol and the Company’s written instructions (so long as the Investigator and TRDF approves them), as provided from time to time in connection with the Research.

2.5.	The Research will be conducted in order to meet the milestones detailed in the Protocol within the timeframe set forth therein, as the same may be amended from time to time by the mutual written agreement of the parties. TRDF and Investigator will use their best efforts to conduct the Research pursuant to its terms, including, without limitation, to meet the research and development milestones set forth in the Protocol, at the time indicated therein. TRDF and Investigator shall be solely and fully responsible for the conduct of the Research, subject to the Company’s obligations detailed in this Agreement. For the avoidance of doubt, and without derogation from TRDF and Investigator’s obligation to use their best effort in order to successfully achieve the milestones detailed in the Protocol, it is hereby clarified that neither TRDF nor Investigator undertake that such milestones will be successfully achieved.

2.6.	The Company or TRDF may request to amend the Protocol or the Specifications. Such request shall not be unreasonably withheld and shall require the Company or TRDF and the Investigator advance approval which shall be evidenced with written document signed by the parties.

2.7.	The parties shall meet regularly, but not less than every month to review the progress of the Research. At the end of each stage of the work detailed in the Protocol and preformed thereunder, and no less often than every thirty (30) days, and the Investigator shall provide reports to the Company describing the progress of the Research. A quarterly written report setting forth the status of the Research, including other accomplishments and significant research findings shall be prepared by the Investigator and submitted to the Company within thirty (30) days of the end of each calendar quarter. In addition, at any time during the Research Period, after

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reasonable advance notification to Investigator and his consent, the representatives of the Company may visit Investigator’s laboratory in order to inspect the conduct of the Research.
2.8.	Investigator shall be responsible to ensure that any and all information relating to or resulting from the conduct of the Research, including, without limitation, any information relating to the Joint IP (as defined hereunder), are fully and clearly documented in all Research reports (pursuant to Section 2.7), in an academic format. (the “Documentation”).

2.9.	Upon commencement of the Research, the Company shall make certain equipment, as listed in Exhibit A (the “Equipment”) available to TRDF for the purposes of conducting the Research, at TRDF premises. TRDF shall keep such Equipment, at all times, segregated and clearly marked as Equipment of the Company. TRDF shall be responsible that such Equipment is used and maintained by it with the highest degree of care and shall be liable for any damage to such equipment, except for customary wear and tear. Upon the completion of the Research, as indicated specifically in Exhibit B part of this Equipment will be formally transferred to TRDF’s ownership and TRDF shall become the lawful owner of such equipment.
3.	Representations
3.1.	Each party expressly warrants to each other that neither the execution and delivery of this Agreement nor the performance by it of the terms hereof, will conflict with, or result in a breach or violation of, any of the terms, conditions and provisions of: (i) with respect to any legal entity — any of its corporate documents, (ii) any judgment, order, injunction, decree, or ruling of any court or governmental authority, domestic or foreign, to which it is subject, (iii) any agreement, contract, lease, license or commitment to which it is party or to which it is subject, or (iv) applicable laws; It has the full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and the execution and delivery of this Agreement have been authorized by all necessary corporate action. This Agreement constitutes it valid and binding obligation and subject to all applicable laws — it is enforceable against them in accordance with its respective terms.

3.2.	In addition, TRDF and Investigator represent that they have all necessary facilities necessary to conduct the Research and it will be rendered in a competent and professional manner and standards.
4.	Consideration
4.1.	In consideration for the Research provided hereunder, and subject to the performance of all the obligations of TRDF and the Investigator hereunder, the Company shall pay TRDF the cash consideration stated in the budget attached in Exhibit A hereto (the “Research Budget”), in accordance with the payment schedule detailed therein.

TRDF and the Investigator’s obligations as set in this Agreement — are subject to Company timely fulfilling its payment obligations as payments set forth in Exhibit A including changes thereto, if mutually agreed in writing.

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Unless otherwise expressly stated in Exhibit A, any payment due by Company shall be paid within thirty (30) days from the date of the issuance of TRDF’s invoice to the Company.

4.2.	In addition, TRDF and the Investigator jointly, shall be entitled to participate in the 2003 Stock Option Plan (the “Plan”) adopted by TopSpin, subject to the following terms and conditions:
4.2.1.	TRDF and the Investigator shall receive unregistered options to purchase up to 1,200,000 (One Million two hundred thousands) shares of Common Stock of TopSpin (the “Options”), at an exercise price to be calculated as the average value of TopSpin’s stock traded in the Tel Aviv Stock Exchange, over a thirty (30) trading day period preceding the Effective Date . The Options shall be divided equally between TRDF and the Investigator.

4.2.2.	The Option will be granted under Section 3(i) of the Tax Ordinance, and subject to the provisions of the Plan. In addition, the grant of Options is subject to execution by TRDF and/or the Investigator of option grant agreement with TopSpin in the form attached hereto as Exhibit 4.2.2 (the “Option Agreement”). The Plan is attached as Exhibit 4.2.2.A to the Agreement.

4.2.3.	The Options shall vest pursuant to the following vesting schedule:
4.2.3.1.	300,000 Options shall be vested, 12 months from the commencement of the Research (the “Commencement Date”); and, in addition

4.2.3.2.	300,000 Options shall be vested 24 months from the Commencement Date, provided, however, that the Research was successfully completed and the specifications detailed in Exhibit A hereto were successfully achieved within 12 months of the Commencement Date; Any dispute between the parties in connection with the decision whether or not all specifications detailed in Exhibit A were successfully achieved shall be brought before a single academic arbitrator which shall be appointed together by the CEO of the Company and the manager of TRDF and the provisions of Section 10.2 herein shall apply mutatis mutandis. The decision of the arbitrator shall be final, not subject to appeal and subject to all applicable laws; and, in addition,

4.2.3.3.	(a) If the conditions detailed in Section 4.2.3.2 above were met (i.e. in the event the Research was successfully completed and the specifications set forth in Exhibit A were achieved within 12 months of the Commencement Date), 300,000 Options shall be vested immediately after the Company shall obtain FDA approval to market a product based on the results of the Research for prostate cancer diagnosis;

(b) In the event the conditions detailed in Section 4.2.3.2 above were not fully met yet the Company (or any third party licensee of the Company that was granted a license

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from the Company for the development of a product in the cancer diagnosis field) has obtained an FDA approval to market a product which is based on the results of the Research, 150,000 Options shall be vested immediately after such approval is issued by the FDA;

and, in addition,
4.2.3.4.	(a) If the conditions detailed in Section 4.2.3.2 above were met (i.e. in the event the Research was successfully completed and the specifications set forth in Exhibit A were achieved within 12 months of the Commencement Date), 300,000 Options shall be vested immediately after the Company shall obtain FDA approval to market the first product developed by the Company or by third party licensees of the Company, granted a license from the Company for the development of such product, solely in the event such product is based on the results of the Research for any medical application other than prostate cancer diagnosis.

(b) In the event the conditions detailed in Section 4.2.3.2 above were not fully met yet the Company (or any third party licensee of the Company that was granted a license from the Company for the development of a product for any medical application other than prostate cancer diagnosis) has obtained an FDA approval to market a product which is based on the results of the Research for any medical application other than prostate cancer diagnosis – 150,000 Options shall be vested immediately after such approval is issued by the FDA;

4.2.3.5.	For the avoidance of doubt, nothing in this Agreement shall impose any obligation on the Company to develop any product in the prostate cancer diagnosis field or any other field or to file any request or application with the FDA with regard to any such products.
4.2.4.	The Options are non-transferable, unless otherwise agreed by both parties in writing.

4.2.5.	Vested options will be exercisable for a period of 10 years from the Effective Date, subject to earlier termination or expiration in accordance with Section 14 of the Plan.

4.2.6.	TRDF and the Investigator, as the case may be, will be solely liable for any tax consequences resulting from the grant of the Options.

4.2.7.	The grant of Option is conditioned upon the approval of the Tel Aviv Stock Exchange of the registration to trade of the shares of common stock of TopSpin into which the Options are exercisable (the “Shares”).

4.2.8.	The issuance of the Options and the Shares, their holding and transfer, are subject to the provisions of the Plan and the Option Agreement and

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any applicable law, including lock up periods imposed pursuant the provisions of the Securities Law, 1968.
5.	Intellectual Property Rights
5.1.	Each party hereto shall continue to be the sole owner of any and all intellectual property rights, including without limitation patents, patent applications, any copyrights and registrations and applications for registration thereof, computer software, programs, data and documentation, technology, trade secrets and confidential business information, whether patentable or non-patentable and whether or not reduced to practice, know-how, designs, prototypes, laboratory protocols, enhancements, improvements, works-in-progress, research and development information, and other proprietary rights relating to any of the foregoing (including without limitation remedies against infringements thereof and rights of protection of an interest therein under the laws of all jurisdictions) (“Intellectual Property Rights”), including without limitation TRDF sole ownership in and to the Technion Existing IP owned by it prior to the date hereof and/or generated by it or any of the TRDF personnel outside the scope of the Research and/or the Research Objective including by the Investigator and any of the members of his research team in the Technion.

It is hereby clarified that the Research related Intellectual Property Rights owned by TRDF and generated by the Investigator and any of the members of his research team in the Technion include, without limitation, as detailed in Exhibit B(1). The Research related Intellectual Property Rights owned by the Company include, without limitation, the rights as detailed in Exhibit B(2). In addition, it is agreed that any disclosure of such Intellectual Property Rights by one of the parties hereto to another party shall be subject to the provisions of Section 7 hereto and shall not derogate from the disclosing party’s rights in such Intellectual Property Rights.

5.2.	Any and all title, interest and right, of any type or nature whatsoever, in any Intellectual Property Rights which shall be made, conceived or created by the Investigator or other participants in the Research on behalf of TRDF or the Technion (collectively, the “Personnel”), during the conduct of the Research and for the Research Objective is and shall be the joint property of TRDF and the Company (the “Joint IP”).

5.3.	Subject to the Company complying with all obligations set in this Agreement and during the Term of this Agreement and thereafter, the Company may use the Joint IP for all intents and purposes whatsoever, without limitation, and may freely transfer or grant right to third parties with respect to all or part of such Joint IP, without any obligation to TRDF, except as stated in this section. TRDF and the Investigator may use the Joint IP Rights solely for (1) internal purpose of academic research to be conducted by TRDF, the Investigator or the Technion; (2) for any research and development to be conducted by TRDF, the Investigator or the Technion for any applications other than medical applications for MR imaging – such use will be free of any limitation and TRDF may transfer or grant any third party any rights therewith, provided however, that TRDF shall be responsible for any such transfer or assignment and the effect and consequences of any such transfer or assignment to any such third party.

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5.4	The Company is hereby granted an irrevocable, transferable, royalty free license only to use the Technion Existing IP which was generated by the Investigator, as listed in Exhibit C(1), during and after the Term of this Agreement, for any use whatsoever, provided that such use is made together with the use of the Joint IP or any part thereof.

5.5.	TRDF undertakes that it, the Investigator and all other Personnel will promptly disclose to the Company in confidence all Joint IP and agrees to reasonably assist the Company, at the Company’s expense, in proper way to obtain for the Company patents, copyrights, mask work rights, and other legal protections for the Joint IP in any and all countries. TRDF, the Investigator and any other Personnel will execute any documents that the Company may reasonably request for use in obtaining or enforcing such patents, copyrights, mask work rights, trade secrets and other legal protections.
6.	[Omitted]

7.	Confidential Information

The Company shall preserve the confidentiality and secrecy of the non-public information received from TRDF in connection with its services. TRDF undertakes that it and any Personnel shall preserve the confidentiality and secrecy of the non-public information received from the Company in connection with its services hereunder, in accordance with the provisions of the Mutual Non Disclosure Agreement (“NDA”) attached as Exhibit 7 to this Agreement. The parties will sign the NDA simultaneously with the execution of this Agreement.

8.	Publications

Without derogation from the provisions of Section 7 of this Agreement, neither TRDF nor the Investigator or any other Personnel shall have the right to make any publication of any material, including but not limited to articles and papers, that incorporate information which is the results of the Research or the Company’s confidential information, including any publication relating to the Joint IP which can effect the legal protections for such Joint IP, unless such publication is approved by the Company in advance and in writing, in its sole discretion. A notice of the interest of TRDF, the Investigator or other Personnel to publish accompanied by the know-how contained in the publication, shall be sent to the Company in advance. The Company may, within 45 days, give notice that it objects to the publication, by way of a reasoned notice setting forth reasonable grounds.

In no event shall the Company be entitled to delay publication for a period which exceeds one hundred and thirty five (135) days from the date of the notice given to the Company.

This section with regard to confidentiality and restriction of publication as aforesaid shall not apply with respect to information and/or results of the Research which, at the time of publication (i) was part of the public domain and not resulting from a breach of the obligation for confidentiality, or (ii) with respect to Technion Existing Information, was in TRDF’s possession, prior to the Research as can be shown by documentary evidence, or (iii) was independently developed by TRDF, the Investigator and/or the Personnel outside the scope of the Research, or (iv) was received by TRDF, the Investigator and/or the Personnel by third party other than the Company not bound by any confidentiality undertakings.

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9.	Term and Termination
9.1.	The term of this Agreement shall be for the longer period between (1) a period of one year from the date hereof or (2) the period for which the Company has completed all of its obligation towards TRDF and the Investigator, including without limitation the term in which all Option as set in Section 4.2 have been granted, to the extent applicable (the “Term”). The parties may decide to extend the Term for additional 12 months period, and to expand the Research, in terms and conditions as shall be mutually agreed between the parties.

9.2.	This Agreement may be terminated as follows:
9.2.1.	By consent in writing of TRDF and the Company.

9.2.2.	At the election of either TRDF and the Company, if there has been a material violation or breach by the other party of any material covenant or agreement contained herein, which violation or breach shall not have been cured or corrected by the violating or breaching party within thirty (30) days after receipt of notice thereof, describing such violation or breach in reasonable detail or such longer period as may be agreed between the parties.
9.3.	Upon termination of this Agreement for any reason, TRDF and any Personnel shall cease all work and shall promptly provide the Company, without additional cost to the Company, all work and materials developed by TRDF under this Agreement. TRDF shall also return to the Company all materials and Confidential Information provided by the Company in connection with this Agreement.
9.4.	Notwithstanding anything else to the contrary herein, the provisions of Sections 4 5, 7, 8, and 9 of this Agreement shall survive the termination of this Agreement.
10.	Miscellaneous
10.1.	This Agreement shall be subject to the laws of the State of Israel, without regard to the conflict of laws provisions thereof.

10.2.	All disputes arising out of or in connection with this Agreement shall be finally settled under the Israeli Law of Arbitration by one arbitrator appointed by the parties in consent, and, absent consent within 30 days of demand in writing, by the Chief Judge of the Tel Aviv District Court, in accordance with the said Law, as follows: (i) the place of arbitration shall be Tel Aviv; (ii) the language to be used in the arbitral proceedings shall be Hebrew; (iii) the arbitrator shall be free of the rules of procedure or evidence, but shall be subject to the substantive law and shall give only reasoned opinions in writing; (iv) the award rendered by the arbitrator shall be in writing and shall be final and binding upon the parties to the arbitration; judgment upon the award of the arbitrator may be entered in any court having jurisdiction thereof or such court may be asked to judicially confirm the award and order its enforcement, as the case may be; (v) the arbitrator may consult with such experts as arbitrator shall see fit under the applicable rules; and (vi) this section shall be deemed to constitute an arbitration agreement between the parties, if and to the extent required under applicable law.

10.3.	Each party will bear its own costs in connection with the transactions contemplated hereunder, including attorney’s fees and expenses.

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10.4.	Each party has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. Each party is relying solely on such advisors and not on any statements or representations of the other party or any of its agents. Each party understands that it shall be responsible for any tax liability that may imposed on it under applicable law as a result of the transactions contemplated by this Agreement.

10.5.	Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Each party agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

10.6.	This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements or understandings between the parties relating to its subject matter.

10.7.	This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed all parties hereto. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

10.8.	In the event that any provision of this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provision of this Agreement, and the parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent.

10.9.	Nothing contained herein shall be deemed or construed to create between the parties hereto a partnership or joint venture. No party shall have the authority to act on behalf of any other party, or to commit any other party in any manner or cause whatsoever or to use any other party’s name in any way not specifically authorized by this Agreement. No party shall be liable for any act, omission, representation, obligation or debt of any other party, even if informed of such act, omission, representation, obligation or debt.

10.10.	This Agreement cannot be assigned by TRDF or Investigator. The Company shall have the right to assign its rights, duties and obligations under this Agreement to any successor entity (acquirer of the Company or any part of its assets, or a company into which the Company shall have been merged). In any event, an assignment will be permitted only after (1) giving an advance written notice of 45 days to TRDF and the Investigator and; (2) only after the assignee agrees in writing, in a document addressed to TRDF and the Investigator, to be bound by all the terms and conditions of this Agreement. Notwithstanding the aforesaid, the Company may, by written notice to TRDF and the Investigator, assign its rights, duties and obligations hereunder to any affiliate of the Company, provided however, that the Options granted hereunder may not be assigned or exchanged into securities of any Company affiliate, without the prior written consent of TRDF and the Investigator, which consent will not be unreasonably withheld.

10.11.	All remedies, either under this Agreement or by law or otherwise afforded to any of the Parties, shall be cumulative and not alternative.

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10.12.	This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the Parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

10.13.	Any offer, notice, response or other communication required or authorized to be given by any Party under this Agreement to the other Party shall be in writing and shall be personally delivered, sent by facsimile transmission (with a copy by ordinary mail in either case) or dispatched by courier addressed to the other party at the address stated below or such other address as shall be specified by the parties hereto by notice in accordance with the provisions of this Section. Any notice shall operate and be deemed to have been served, if personally delivered or sent by fax on the next following business day, and if by courier, on the fifth following business day. Addresses for the purposes of this Section are as follows:

To TRDF:	The Technology Transfer Office
Technion R&D Foundation Ltd
Technion city, Haifa 32000, Israel

To Investigator:

To the Company:	2 Yodfat St. Global Park, Lod
Fax: 972-8-9281233
Attn: Mr. Eyal Kolka, CFO & Senior VP of Bus. Dev.

with a copy to (which shall not constitute service of process on):

Ori Rosen & Co., Law Offices
1 Azrieli Center, Tel Aviv 67021, Israel
Fax: 972-3-6074701
Attn: Mr. Ori Rosen, Adv.

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IN WITNESS WHEREOF the parties have signed this Agreement as of the date hereinabove set forth.

TopSpin Medical Inc.	Technion Research & Development Foundation Ltd.

By:	By:

Title:	Title:

Dr. Aharon Blank
Exhibit A – Protocol, Research Budget and Equipment
Exhibit B(1) – Research related Intellectual Property Rights owned by TRDF and generated by the Investigator
Exhibit B(2) – Research related Intellectual Property Rights owned by the Company IP

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Exhibit A
Specifications ,Work plan and Budget
     1. Specifications
****
     2. Work plan
****
     3. Budget
     The following table represents the budget allocation for the activities at the Technion only and for the equipment/supplies purchased by the Technion. The budget allocation should be flexible and enable the team leader at the Technion (AB) complete flexibility in deciding about the exact nature of expenditure during the project progress.
****
     4. Gantt chart
****

1

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Exhibit B1
Technion Existing IP (Dr Aharon Blank)
*****

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Exhibit B2
TopSpin Medical (Israel) Ltd. — list of applications and Patents
*****

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Option Agreement
This option agreement (“Agreement”) is effective as of September 13, 2006 (the “Date of Grant”), by and between Technion Research & Development Foundation Ltd. (“Optionee”) and Topspin Medical, Inc. (the “Corporation”).
Under the Topspin Medical Inc. 2003 Israeli Stock Option Plan (“Plan”) (a copy of which is attached hereto as Exhibit A), the Corporation hereby grants to the Optionee options to purchase such number of shares of Common Stock of the Corporation par value US$0.001 each as set forth below (“Options”) pursuant and subject to the terms and provisions set forth in the Plan and as provided herein.
All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan.
Notwithstanding any other provision of this Agreement or the Plan, it is hereby clarified that the grant of Option pursuant to this Agreement is conditioned upon the approval of the Tel Aviv Stock Exchange of the registration to trade of the shares of common stock of TopSpin into which the Options are exercisable (the “Shares”), and the provisions of this Agreement and the Grant of Stock to the Optionee will be entered into force and effect only after the Corporation provides Optionee with written notice that the Tel Aviv Stock Exchange approved the registration to trade of the Shares. If such approval will not be obtained until 60 days after the Date of Grant, this Agreement shall become null and void, and Optionee shall have no claim against the Corporation, its affiliates or any of their directors, officers and shareholders with respect to the Options or the underlying Shares. Notwithstanding the aforesaid, in the event the Options granted hereunder will not be granted since the required approval from the Tel Aviv Stock Exchange is not obtained, Optionee will be compensated by the Corporation with cash compensation on such dates the Options detailed hereunder should be vested, on the basis of the value of the Options granted hereunder, as shall be mutually agreed by the parties hereto in good faith.
1.	Terms and Conditions of Options

Number of Options :	600,000

Each Option shall be exercisable for one (1) share of Common Stock of the Corporation par value US$0.001 each.

Exercise Price:	US$0.1114 per share.

Type of Options:	☐ Approved 102 Options:
☐ Capital Gain Options (CGO);
☐ Ordinary Income Options (OIO)
☐ Unapproved 102 Options
☑ 3(9) Options

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Vesting Schedule:
1.    150,000 Options shall vest 12 months from the commencement of the research (the “Commencement Date”) under the Research and Development Agreement by and among the Corporation, the Optionee and Dr. Aharon Blank, dated as of September 13, 2006 (the “R&D Agreement”).

2.    150,000 Options shall vest 24 months from the Commencement Date, provided however, that the research under the R&D Agreement was successfully completed in accordance with all the terms and conditions detailed the R&D Agreement (“Successful Completion”).

3.   In the event of Successful Completion, 150,000 Options shall vest immediately after the Corporation, including through its fully owned subsidiaries, TopSpin Urology Ltd. and/or TopSpin Medical (Israel) Ltd. (the “Subsidiaries”) shall obtain FDA approval to market a product based on the results of the research under the R&D Agreement for prostate cancer diagnosis as detailed in the R&D Agreement.

      In the event Successful Completion was not achieved yet the Corporation (or any third party licensee of the Corporation that was granted a license from the Corporation for the development of a product in the cancer diagnosis field) has obtained an FDA approval to market a product which is based on the results of the Research, 75,000 Options shall be vested immediately after such approval is issued by the FDA

4.   In the event of Successful Completion, 150,000 Options shall vest immediately after the Corporation, including through the Subsidiaries, shall obtain FDA approval to market the first product developed in accordance with the provisions of Section 4.2.3.4 of the R&D Agreement, for any medical application other than prostate cancer diagnosis.

      In the event Successful Completion was not achieved yet the Corporation (or any third party licensee of the Corporation that was granted a license from the Corporation for the development of a product for any medical application other than prostate cancer diagnosis) has obtained an FDA approval to market a product which is based on the

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results of the Research for any medical application other than prostate cancer diagnosis – 75,000 Options shall be vested immediately after such approval is issued by the FDA
2.	Exercise of Options

The exercise of the Options shall be by delivery by the Optionee to the Corporation at its principle executive office of a written notice of exercise in the form attached hereto as Exhibit B, specifying inter alia the number of shares of Stock to be purchased and accompanied by the payment of the Exercise Price.

Options may be exercised only to purchase whole shares of Stock (the “Shares”), and in no case may a fraction of a Share be purchased. If any fractional Share would be deliverable upon exercise, such fraction shall be rounded up one-half or less, or otherwise rounded down, to the nearest whole number.

The Corporation shall not be obligated to issue any Shares upon the exercise of an Option if such issuance, in the opinion of the Corporation, might constitute a violation by the Corporation of any provision of law.

3.	Other Provisions
3.1	All other terms and conditions, including terms and conditions of expiration and termination of the Options, voting rights and adjustments, which are set forth in the Plan, shall apply to the Options. For the avoidance of doubt, the provisions of Sections 7.6, 7.7 and 7.8 shall not apply to the Options.

Notwithstanding any other provision of this Agreement or the Plan, it is hereby clarified the issuance of the Options and the Shares, their holding and transfer, are subject to the provisions of any applicable law, including, without limitation, the lock up periods imposed pursuant the provisions of the Securities Law, 1968.

3.2	Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Agreement subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Agreement, the provisions of Section 3(9) of the Israeli Income Tax Ordinance [New Version] 1961 as amended and all rules, regulations and orders promulgated thereunder and the tax route applicable to the Options granted to him/her.

3.3	Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or the Committee upon any question arising under the Plan or this Agreement. Optionee further

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agrees to notify the Corporation upon any change in the residence address indicated below.

3.4	Omitted.

3.5	The Optionee shall regard the information in this Agreement and its exhibits attached hereto as confidential information and the Optionee shall not reveal their contents to anyone except when required by law or for the purpose of gaining legal or tax advice.

3.6	Subject to the provisions of the Plan, to which this Agreement is subject, this Agreement, together with the exhibits hereto, constitute the entire agreement between the Optionee and the Corporation with respect to Options granted hereunder, and supersedes all prior agreements, understandings and arrangements, oral or written, between the Optionee and the Corporation with respect to the subject matter hereof.

3.7	The Options provided for herein are granted pursuant to the Plan and said Options and this Agreement are in all respects governed by the Plan and subject to all of the terms and provisions of the Plan. Any interpretation of this Agreement will be made in accordance with the Plan. In the event there is any contradiction between the provisions of this Agreement and the Plan, the provisions of the Plan will prevail.

3.8	The Plan and this Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereof.

3.9	All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered mail or delivered by email or facsimile with written confirmation of receipt to the Optionee and/or to the Corporation at the addresses shown below, or at such other place as the Corporation may designate by written notice to the Optionee.
IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

Optionee	Topspin Medical, Inc.
By:	By:

Address:

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Exhibit A
The Plan

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Exhibit B
Notice of Exercise
Exercise of Option The undersigned (the “Optionee”) hereby elects to exercise Optionee’s Option to purchase                                 shares of Common Stock par value US$ 0.001 each of TopSpin Medical, Inc. (hereinafter the “Corporation” and the “Exercised Shares”) pursuant to the Topspin Medical, Inc. 2003 Israeli Stock Option Plan (the “Plan”) and the Option Agreement dated                                         , (the “Option Agreement”).
All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan.
Delivery of Payment – Optionee herewith delivers to the Corporation the full Exercise Price for the Exercised Shares, as set forth in the Option Agreement.
Representations of Optionee — Optionee acknowledges that Optionee has received, read and understood the Plan, the Option Agreement and the trust agreements by and among the Corporation, TopSpin Medical (Israel) Ltd. and the Trustee and agrees to abide by and be bound by their terms and conditions. The Optionee further represents that in exercising the Option, the Optionee hereby confirms and acknowledges that (i) the Exercised Shares are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and not with a view to, or intention of, or otherwise for resale in connection with, any distribution; (ii) neither the offer or sale of the Exercised Shares, nor the Exercised Shares themselves, have been registered under the Securities Act of 1933, as amended, (the “Act”), or registered or qualified under the applicable securities laws of any state or other jurisdiction, and that the Exercised Shares are being sold to the Optionee by reason of and in reliance upon a specific exemption from the registration provisions of the Act, and exemptions from registration or qualification provisions of such applicable state or other jurisdiction securities laws which depend upon, among other things, the bona fide nature of the investment intent as expressed herein and the truth and accuracy of the representations and warranties of the Optionee set forth herein; and (iii) that the Optionee will not offer, sell or otherwise dispose of the Exercised Shares except under circumstances that will not result in a violation of the Act or any state securities laws and that the certificates representing the Exercised Shares may bear a legend noting such restrictions.
Tax Consequences – Any tax consequences and/or future payment and/or costs arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Corporation and/or its Affiliates and the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee. The Corporation and/or its Affiliates, and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including the withholding of taxes at source. Furthermore, the Optionee shall agree to indemnify the Corporation and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liabilities for any such tax or interest or penalty thereon,

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including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.
Submitted on                                          by

OPTIONEE

Signature

Print Name

Address:

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Mutual Non Disclosure Agreement
This Mutual Non Disclosure Agreement (this “Agreement”) is entered by and among TopSpin Medical, Inc., a company organized under the laws of Delaware, with its offices at 2 Yodfat Street, Lod, Israel for itself and/or at TopSpin’s election, TopSpin Medical (Israel) Ltd., a wholly owned subsidiary of TopSpin, an Israeli corporation of 2 Yodfat St. Global Park, Lod (“TopSpin Israel”) and/or TopSpin Urology Ltd. a wholly owned subsidiary of TopSpin, an Israeli corporation of 2 Yodfat St. Global Park, Lod (“TopSpin Urology”) (TopSpin and/or TopSpin Israel and/or TopSpin Urology shall be referred to herein as the “Company”), Technion Research & Development Foundation Ltd., an Israeli corporation of the Technion City, Haifa 32000 (“TRDF”) and Dr. Aharon Blank I.D. No.029099330 of Naaman 24, Kefar Veradim (“Investigator”).
The Company, TRDF and the Investigator have executed a Research and Development Agreement to which this Agreement is attached as Exhibit 7 (the “R&D Agreement”) for the conduct of the research detialed therein, and in connection with the same each party hereto has been, and/or will be, provided with, and/or has access to certain confidential information of the other party. With respect to any and all information disclosed by either party (“Disclosing Party”) to the other party (“Receiving Party”), the parties wish to ensure due protection of such information.
Therefore, the parties hereby agree as follows:
1.	Receiving Party acknowledges that it may receive information regarding the activities and business of Disclosing Party, its parent companies, subsidiaries and/or affiliates, all whether in oral, written, graphic, or machine-readable form, or in any other form, including, without limitation, concepts, techniques, processes, methods, systems, designs, drawings, photographs, models, prototypes, computer programs, research materials, formulas, development or experimental work, work in progress, mask work, inventions, cost data, marketing plans, product plans, business strategies, financial information, forecasts, personnel information and customer or supplier lists (collectively, “Confidential Information”). For the avoidance of doubt, nothing herein shall be deemed to impose on Disclosing Party any duty or obligation to disclose any such information to Receiving Party, and such disclosure shall be at all times at Disclosing Party’s sole and absolute discretion. Furthermore, nothing herein shall be deemed to create any representation that the Confidential Information, or any part of it, is whole, accurate or correct.

2.	Notwithstanding the aforesaid, information shall not be deemed as Confidential Information, for purposes of this Agreement, if Receiving Party can show documentary evidence that: (a) such information is in the public domain at the time of disclosure, or subsequently becomes part of the public domain, through no breach of Receiving Party of its obligations hereunder; or (b) such information is received by Receiving Party from a third party exempt from confidentiality undertakings; or (c) such information was in its possession at the time of disclosure, and Receiving Party so advised Disclosing Party in writing immediately upon disclosure; or (d) Receiving Party is compelled by court or government action pursuant to applicable law to disclose such information, provided, however, that Receiving Party gives Disclosing Party prompt notice thereof so that Disclosing Party may seek a protective order or other appropriate remedy, and further provided that in the event that such protective order or other

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remedy is not obtained, Receiving Party shall furnish only that portion of the Confidential Information which is legally required, and shall exercise all efforts required to obtain confidential treatment for such information.

3.	The Confidential Information shall be used by Receiving Party for the sole purpose of the engagement of the parties under the R&D Agreement.

4.	Receiving Party hereby acknowledges that the Confidential Information is highly confidential, and undertakes that, at all times, it: (i) shall treat and maintain the Confidential Information as confidential, and hold all such Confidential Information in trust and in strict confidence, utilizing the same degree of care it uses to protect its own confidential information, but in no event less than a reasonable degree of care; (ii) shall not disclose the Confidential Information to any third party, whether or not for consideration; (iii) shall not use the Confidential Information for any purpose other than the limited purpose mentioned in Section 3 above, or exploit the Confidential Information for its own benefit or for the benefit of anyone else, without the prior written consent of Disclosing Party; and (iv) shall not make any copies of the Confidential Information without the prior written consent of Disclosing Party.

5.	Receiving Party undertakes to hold all Confidential Information locked and to disclose the Confidential Information only to those of its employees and consultants (provided, with respect to such consultants, that disclosure to any consultant shall be made only after receipt of written consent of the Disclosing Party) (each, a “Representative”) who have to be so informed in order to ensure its proper evaluation, and provided that such Representatives are bound by written confidentiality and non-use undertakings towards Receiving Party which also apply to the Confidential Information disclosed to Receiving Party under this Agreement. Receiving Party will be responsible for ensuring that the obligations of confidentiality and non-use contained herein are observed by all Representatives, and it represents that it has instituted policies and procedures which provide such adequate protection for the Confidential Information. Without derogating from the aforesaid, Receiving Party shall bear full responsibility for any harm caused to Disclosing Party by disclosure to Representatives.

6.	To the extent that any portion of the Confidential Information contains proprietary and confidential notices or legends, Receiving Party shall not remove such notices or legends, and shall produce the same on each and every copy of the Confidential Information produced by it.

7.	Upon Disclosing Party’s first demand, Receiving Party shall return to Disclosing Party all Confidential Information, including all records, products and samples received, and any copies thereof, as well as any notes, memoranda or other writings or documentation which contain or pertain to the Confidential Information or any portion thereof, whether in its possession or under its control, and shall erase all electronic records thereof, an shall so confirm to Disclosing Party in writing.

8.	The Confidential Information and all right, title and interest therein will remain at all times the exclusive property of Disclosing Party its parent companies, subsidiaries and/or affiliates. Nothing hereunder may be construed as granting to Receiving Party any right, warranty or license by implication or otherwise under any patent, copyright, know-how or design rights, or other form of protection of industrial or intellectual property, or as creating any obligation on the part of Disclosing Party to enter into any business relationship whatsoever or to offer for sale any service or product.

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9.	Receiving Party recognizes, acknowledges and agrees that Disclosing Party may be irreparably harmed if Receiving Party’s obligations and undertakings herein are not specifically enforced, and that Disclosing Party would not have an adequate remedy at law in the event of actual or threatened violation by Receiving Party of such obligations and undertakings. Therefore, Receiving Party agrees that Disclosing Party shall be entitled to seek and obtain an injunction, without bond, or to an appropriate decree of specific performance or any other appropriate equitable relief.

10.	All of Disclosing Party’s rights hereunder and all of Receiving Party’s obligations and undertakings hereunder shall be in full effect for the entire term of the R&DAgreement, and for a period of 7 years after its termination, cancellation or expiration for any reason whatsoever, so long as any information disclosed by Disclosing Party to Receiving Party under this Agreement remains Confidential Information of Disclosing Party.

11.	The provisions of Section 10 of the R&D Agreement shall apply to this Agreement mutatis mutandiss.

TopSpin Medical, Inc.	Technion Research & Development
Foundation Ltd.

By:

By:

Title:

Title:

Dr. Aharon Blank